UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

August 15, 2008
Date of Report (Date of earliest event reported)

AMERICA WEST RESOURCES, INC.
(Exact name of Registrant as specified in its charter)

Nevada	0-19620	84-1152135
(State of Incorporation)	(Commission File Number)	(IRS Employer ID Number)

57 West 200 South, Suite 400
Salt Lake City, Utah 84101
(Address of Principal Executive Offices)

(801) 521-3292
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13c-4(c))

Item 5.02          Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 15, 2008, the board of directors appointed Dan Baker to serve as a director, filling the vacancy created by the passing of Mr. Alexander H. Walker Jr.

 Mr. Baker has served as our Chief Executive Officer since July 10, 2008, prior to which he was the Company’s Chief Operating Officer from August 2007 until July 2008 and joined our Company in September 2006.  Mr. Baker began his business career in mining as a laborer in 1969, following an extended tour of duty with the U.S. Army in Vietnam. He advanced to longwall foreman, senior mining engineer, longwall superintendent, and manager of underground operations, working for U.S. Steel Corporation, Kaiser Steel Corporation, Braztah Corporation, Utah Power & Light Company, Emery Mining Corporation, and Kaiser Coal Corporation.  In 1987, Mr. Baker joined Interwest Mining Company as Vice President–Operations, overseeing both underground and surface mines in Utah, Wyoming, Washington and Australia for PacifiCorp. Mr. Baker became President and Chief Executive Officer of Interwest and Vice President–Fuels for PacifiCorp in January 1998, positions he held until he became an executive vice president at CONSOL Energy in November of 1999.  At CONSOL Energy, Mr. Baker provided overall leadership, strategic direction and management to all mining operations to produce quality coal at a low cost and with high safety standards.  Since 2002, Mr. Baker has been providing consulting services for energy companies.

On December 28, 2007, we entered into an employment agreement with Dan Baker, which was amended in July 2008 to change his title and duties from Chief Operating Officer to Chief Executive Officer.  Under the terms of the agreement, as amended, Mr. Baker agrees to as the chief executive officer of the Company until January 1, 2011.   As consideration for Mr. Baker’s services, we agreed to pay Mr. Baker an initial base salary of $150,000 per year and agreed to increase that base salary to $250,000 per year upon the earlier of our wholly-owned subsidiary, Hidden Splendor., emerges from Chapter 11 bankruptcy or July 1, 2008.  In addition, we agreed to pay Mr. Baker a $100,000 cash bonus payable within 10 days of our receiving at least $2,000,000 cumulative gross proceeds from equity financing, and another $100,000 cash bonus payable within 10 days of our receiving at least $5,000,000 cumulative gross proceeds from equity financings following the date of the agreement.

Under the terms of the agreement with Mr. Baker, we agreed, subject to any and all necessary approvals which may be required in Hidden Splendor’s Chapter 11 bankruptcy proceeding to convert the debt which Hidden Splendor owes Mr. Baker to our common stock at a rate mutually agreeable to the parties.  The parties understand that this provision of the agreement is subject to court approval in the bankruptcy action and that the debt in question may not be so converted if approval is not obtained.

In addition, Mr. Baker was issued 4,000,000 shares of our common stock, in exchange for his services rendered pursuant to the terms of the contract.

Item 9.01          Financial Statements and Exhibits

     (c)  Exhibits

The following exhibits are to be filed as part of this 8-K:

EXHIBIT NO.	IDENTIFICATION OF EXHIBIT

10.1	Amendment to Dan Baker Employment Agreement (filed as an exhibit on Form 8-K on July 15, 2008 and incorporated herein by reference)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICA WEST RESOURCES, INC.

Date: August 15, 2008	By:	/s/ DAN BAKER
Dan Baker
Chief Executive Officer

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